Exhibit 99.1

Osiris Therapeutics Reports Full Year 2013 and Fourth Quarter Financial Results: For the Full Year, Revenue Increased 3-Fold, Company was Profitable and Ended with Assets of $92.0 Million

COLUMBIA, Md. — March 5, 2014 - Osiris Therapeutics, Inc. (NASDAQ: OSIR) the leading stem cell company focused on developing and marketing products to treat conditions in wound care, orthopedic and sports medicine markets, announced today its results for the fourth quarter and full year ended December 31, 2013.

Recent and Full Year Highlights

•                  Demonstrated overwhelming efficacy in a multi-center, randomized, controlled clinical trial evaluating Grafix® in the treatment of Diabetic Foot Ulcers — achieving a 191% relative improvement over conventional therapy.

•                  Accelerated our commercial expansion plan with the addition of 48 sales professionals in the first quarter, bringing the total commercial team to 63.

•                  Reported product revenue of $24.3 million in 2013, up 210% from the prior year.

•                  Increased gross profit from operations to $17.7 million for the year, up 233% compared to 2012.  Gross margin improved from 67% to 73%.

•                  Product revenue for the quarter rose to $8.1 million, a 175% increase compared to 4Q 2012

•                  Confirmed Grafix’ pass-through reimbursement status from the Centers for Medicare and Medicaid Services.

•                  Launched Cartiform® for cartilage repair and OvationOS™ for bone regeneration, expanding our proprietary product offerings.

•                  Announced an agreement for Prochymal in a transaction worth up to $100 million in initial consideration and milestone payments as well as future royalties.

•                  Reported income from continuing operations of $1.1 million for 2013 and total assets of $92.0 million at year-end.

“We are accelerating the transformation of Osiris to a fully integrated commercial enterprise,” said Lode Debrabandere, Ph.D., President and Chief Executive Officer of Osiris.  “Osiris is expanding in a meaningful and systematic way, adding talent in manufacturing, reimbursement, marketing and sales.   With our highly differentiated products and excellent team, we are well-positioned for continued growth and success.”

Fourth Quarter Financial Results

Product revenues for the fourth quarter of fiscal 2013 were $8.1 million, an increase of 175% when compared to the same period of fiscal 2012.  Our gross margin for the fourth quarter of this year was 73% compared to 70% in fiscal 2012. We reported income before taxes from continuing operations of $0.2 million for the quarter and, as a result of the Prochymal transaction, we recognized a $3.6 million income tax credit resulting in income from continuing operations of $3.7 million for the quarter.  We recognized a loss from continuing operations of $0.8 million in the fourth quarter of fiscal 2012.

We consummated the Prochymal transaction in the fourth quarter of fiscal 2013 and recognized a gain from the sale of the Prochymal assets of $47.2 million, after income tax expense of $3.9 million.  We recognized the initial consideration of $50.0 million on the Prochymal transaction and will recognize the contingent consideration of up to an additional $50.0 million if and when it is received.  Our balance sheet includes Trading Securities of

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

$17.1 million which is shares of restricted stock as well as the value of the down-side protection on market value declines on the stock when it becomes available for sale in December 2014.  Our balance sheet also includes $15.0 million of Other Receivables, which represents the cash payment we are scheduled to receive in April 2014.

We reported net income of $49.8 million in the fourth quarter of fiscal 2013 compared to a net loss of $2.6 million in the prior fiscal year.

Full Year 2013 Financial Highlights

Revenues of $24.3 million were recognized in fiscal 2013, a three-fold increase over the prior year.  Gross profit increased to 73% from 67% recognized in fiscal 2012, primarily as the result of manufacturing efficiencies.  Research and Development expenses of $5.0 million were incurred in fiscal 2013 in furtherance of our Grafix DFU trial and investments in product development.  Selling, general and administrative expenses were $15.5 million in fiscal 2013 compared to $5.6 million in fiscal 2012.  The relative increase in SG&A costs in fiscal 2013 was slightly down from the prior year, but still 64% of product revenue as we continue to heavily invest in building our commercial, selling and marketing capabilities.

We reported income from continuing operations of $1.1 million in fiscal 2013, after recognizing an income tax benefit of $3.5 million from the partial release of the valuation allowance on our deferred tax assets, which was facilitated by the gain recognized on the sale of our Prochymal assets. In fiscal 2012, we reported a loss from continuing operations of $5.7 million.

Income from discontinued operations of $40.5 million was recognized in fiscal 2013, which consists of the $6.7 million loss on the operations of discontinued operations which was offset by the gain from sale of discontinued operations of $47.2 million. We recognized income tax expense of $3.9 million related to the gain on sale.  In fiscal 2012, we reported a loss from discontinued operations of $5.3 million.

Basic earnings of $1.25 per share (diluted earnings per share of $1.22) were reported for fiscal 2013 compared to a basic and diluted loss per share of $0.34 in fiscal 2012. We ended the year with current assets of $84.1 million and current liabilities of $10.7 million.

Webcast and Conference Call

A webcast and conference call to discuss the financial results is scheduled for today, March 5, 2014 at 9:00 a.m. ET.  To access the webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.  Alternatively, callers may participate in the conference call by dialing (877) 303-6133 (U.S. participants) or (970) 315-0493 (international participants).

An archive of the webcast will be available approximately two hours after the completion of the call. To access the archived webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is the leading stem cell company, having developed the world’s first approved stem cell drug, remestemcel-L for graft versus host disease.  Osiris’ products include Grafix and Ovation® for acute and chronic wounds, Cartiform, a viable cartilage mesh for cartilage repair and the latest addition to Osiris’ line of products, OvationOS, a viable bone matrix.  Osiris is a fully integrated company with capabilities in research, development, manufacturing and distribution.  Osiris has developed an extensive intellectual property portfolio to protect the company’s technology and commercial interests.

Osiris, Grafix, Ovation and Cartiform are registered trademarks of Osiris Therapeutics, Inc. More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements may include, without limitation, statements regarding any of the following: our product development efforts; our clinical trials and anticipated regulatory requirements, and our ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our product and product candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for marketed Biosurgery products (including Grafix, Ovation, OvationOS and Cartiform) and Biosurgery products under development; our cash needs; patents, trademarks and other proprietary rights; the safety and ability of our products and potential products to address medical needs; our ability to supply a sufficient amount of our marketed products or product candidates and, if approved or otherwise commercially available products, to meet demand; our costs to comply with governmental regulations; our plans for sales and marketing; our plans regarding facilities; types of regulatory frameworks we expect will be applicable to our products and potential products; and results of our scientific research. Additional risks and uncertainties related to the sale of our ceMSC assets and the related transactions contemplated by the Purchase Agreement with Mesoblast include typical business transactional risks, the risk of changing relationships with customers, suppliers or employees, the risk associated with the disposition of our ceMSC assets and the increased relative dependence on and importance of our other business including our Biosurgery business, the risk that we may not be able to fully benefit from the transactions through milestone payments or royalties, payment risks, including the risk associated with receipt of equity as consideration, in lieu of cash, and the risk of dependence on others to achieve results upon which milestone or royalty payments to us are conditioned.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Aziz Ahmad

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com

OSIRIS THERAPEUTICS, INC.

Condensed Balance Sheets

Amounts in thousands

	December 31,
	2013	2012

Assets
Current assets:
Cash	$2,416	$1,854
Investments available for sale	39,508	32,238
Trading securities	17,086	—
Trade accounts receivable, net of reserves	7,459	2,854
Other receivables	15,265	5
Inventory	1,929	1,278
Prepaid expenses and other current assets	355	603
Current assets of discontinued operations	91	204
Total current assets	84,109	39,036

Property and equipment, net	1,896	2,111
Deferred tax asset	5,768	—
Restricted cash	243	317
Total assets	$92,016	$41,464

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$4,842	$2,096
Capital lease obligations, current portion	45	44
Deferred tax liability	5,768	—
Current liabilities of discontinued operations	57	2,903
Total current liabilities	10,712	5,043

Other long-term liabilities	355	531

Total liabilities	11,067	5,574

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 90,000 shares authorized, 34,115 shares outstanding - 2013, 32,881 shares outstanding - 2012	34	33
Additional paid-in-capital	282,702	279,269
Accumulated other comprehensive (loss) income	(33)	(20)
Accumulated deficit	(201,754)	(243,392)
Total stockholders’ equity	80,949	35,890
Total liabilities and stockholders’ equity	$92,016	$41,464

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Comprehensive Income (Loss)
Amounts in thousands, except per share data

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Product revenues	$8,080	$2,935	$24,308	$7,849
Cost of product revenues	2,181	880	6,656	2,551
Gross profit	5,899	2,055	17,652	5,298

Operating expenses:
Research and development	1,949	1,200	4,952	5,501
Selling, general and administrative	4,128	1,655	15,533	5,630
	6,077	2,855	20,485	11,131

Loss from operations of continuing operations	(178)	(800)	(2,833)	(5,833)
Other income (expense), net	334	(3)	414	49

Income (loss) from continuing operations, before income taxes	156	(803)	(2,419)	(5,784)
Income tax benefit	3,551	—	3,551	37
Income (loss) from continuing operations	3,707	(803)	1,132	(5,747)

Discontinued operations:
Loss from operations of discontinued operations	(1,075)	(1,811)	(6,668)	(5,318)
Gain from sale of discontinued operations, net of income taxes of $3,930 in 2013	47,174	—	47,174	—
Income (loss) from discontinued operations	46,099	(1,811)	40,506	(5,318)

Net income (loss)	49,806	(2,614)	41,638	(11,065)

Other comprehensive income (loss)
Unrealized gain (loss) on investments available for sale	56	(35)	(13)	(40)

Comprehensive income (loss)	$49,862	$(2,649)	$41,625	$(11,105)

Basic income (loss) per share
Income (loss) from continuing operations	$0.11	$(0.02)	$0.03	$(0.18)
Income (loss) from discontinued operations	1.36	(0.06)	1.22	(0.16)
Basic income (loss) per share	$1.47	$(0.08)	$1.25	$(0.34)

Diluted income (loss) per share
Income (loss) from continuing operations	$0.11	$(0.02)	$0.03	$(0.18)
Income (loss) from discontinued operations	1.33	(0.06)	1.19	(0.16)
Diluted income (loss) per share	$1.44	$(0.08)	$1.22	$(0.34)

Weighted average common shares (basic)	33,928	32,876	33,307	32,859

Weighted average common shares (diluted)	34,670	32,876	34,056	32,859

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Cash Flows

Amounts in thousands

	Year ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Continuing operations
Income (loss) from continuing operations	$1,132	$(5,747)	$(10,720)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operations of continuing operations:
Depreciation and amortization	587	552	577
Non cash share-based payments	583	492	894
Provision for bad debts	80	22	3
Non cash expense- extension of expiration date of warrant to related party	—	—	1,740
Changes in operating assets and liabilities:
Accounts receivable	(4,685)	(2,185)	(523)
Inventory	(651)	(511)	(257)
Prepaid expenses, and other current assets	154	(259)	266
Other receivable related to sale of discontinued operations	(15,000)	—	—
Tax Receivable	(160)	2,188	982
Other assets	—	—	184
Accounts payable, accrued expenses, and other current liabilities	2,605	665	(140)
Net cash used in operating activities of continuing operations	(15,355)	(4,783)	(6,994)
Discontinued operations
Income (loss) from discontinued operations	(6,668)	(5,318)	25,612
Adjustments to reconcile loss from discontinued operations to net cash used in operations of discontinued operations:
Non cash impact of the sale of discontinued operations	10,088	—	—
Depreciation and amortization	156	156	168
Non cash share-based payments	658	598	790
Changes in operating assets and liabilities:
Accounts receivable and other current assets	113	(172)	1,720
Accounts payable and accrued expenses	(2,846)	(419)	(772)
Deferred revenue	—	(3,333)	(40,960)
Net cash provided by (used in) operations of discontinued operations	1,501	(8,488)	(13,442)

Net cash used in operating activities	(13,854)	(13,271)	(20,436)

Cash flows from investing activities:
Purchases of property and equipment	(528)	(128)	(81)
Proceeds from sale of discontinued operations, net	20,000	—	—
Proceeds from sale of investments available for sale	55,359	217,185	284,569
Purchases of investments available for sale	(62,640)	(203,733)	(263,984)
Net cash provided by investing activities	12,191	13,324	20,504

Cash flows from financing activities:
Principal payments on capital lease obligations	(44)	(22)	—
Restricted cash	74	75	129
Proceeds from the exercise of options to purchase common stock	2,195	87	22
Net cash provided by financing activities	2,225	140	151

Net increase in cash	562	193	219
Cash at beginning of period	1,854	1,661	1,442

Cash at end of period	$2,416	$1,854	$1,661

Supplemental disclosure of cash flows information:
Cash paid for income taxes	$539	$—	$—
Supplemental disclosure of non cash activities:
Equipment acquired under a capital lease	—	228	—
Trading securities from the sales of discontinued operations	15,000	—	—
Purchase of price guarantee related to trading securities	1,685	—	—
Unrealized gain to the trading securities	401	—	—